UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 28, 2006
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3550 West Market Street, Akron, Ohio	44333

(Address of principal executive offices)	(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
   A. Schulman, Inc. (the “Company”), A. Schulman Europe GmbH (“Schulman Germany”), A. Schulman Plastics, S.A. (“Schulman France”), and A. Schulman International Services NV (“Schulman Belgium,” and together with the Company, Schulman Germany and Schulman France, the “Borrowers”), entered into a Credit Agreement dated as of February 28, 2006 (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as European Agent, J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger and the other lenders named in the Credit Agreement. The following summary of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.
     The Credit Agreement provides for aggregate facilities in the principal amount of $350 million comprised of a French tranche revolving loan of up to $20 million and a US tranche revolving loan of up to $240 million (the “Revolving Facility”), and a German tranche term loan of up to $60 million and a US tranche term loan of up to $30 million (the “Term Facility” and, together with the Revolving Facility, the “Credit Facilities”). The proceeds of the Credit Facilities are intended to be used to finance the purchase of up to 8,750,000 shares of the Company’s common stock pursuant to a modified Dutch auction self-tender offer (the “Self-Tender Offer”), to provide working capital and for general corporate purposes. The Credit Agreement requires prepayment of the term loans in the amounts and on the dates set forth in the Credit Agreement, provided, however, that the Borrowers may not request funding under the Term Facility after issuance of the Notes (as defined below). The Credit Facilities mature on February 28, 2011.
     The Company expects to commence the Self-Tender Offer on or about March 1, 2006 at a price between $21.00 and $24.00 per share of common stock, and will keep the Self-Tender Offer open at least 20 business days after commencement. Credit Suisse Securities (USA) LLC is acting as the dealer manager for the Self-Tender Offer.
     The Credit Facilities are jointly and severally guaranteed by each of A. Schulman International Inc., A. Schulman Invision Inc., ASI Investments Holding Co. and Texas Polymer Services, Inc. (collectively, the “Guarantors”). Additionally, the Credit Facilities are secured by a pledge of 65% of the capital stock of each existing and future foreign subsidiary owned directly by the Company or any Guarantor.
     Borrowings by the Company under the US tranche bear interest at rates per annum equal to, at the Company’s option, the (i) base rate or (ii) eurocurrency rate plus between 0.31% and 0.925% depending on the Company’s leverage ratio. Borrowings under any tranche other than the US tranche bear interest at rates per annum equal to the eurocurrency rate plus between 0.40% and 1.125% depending on the Company’s leverage ratio. “Base rate” has a meaning customary for financings of this type. “Eurocurrency rate” means LIBOR as such term is customarily used in financings of this type or the rate determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Euro.
     The Credit Agreement contains certain covenants that, among other things, restrict the Company’s ability to incur indebtedness and grant liens other than certain types of permitted indebtedness and permitted liens. The Credit Agreement requires the Company and its subsidiaries to comply with various negative covenants that restrict their activities (subject to negotiated exceptions), including, but not limited to, limitations on liens and other encumbrances, the incurrence of debt, payment of dividends, redemptions and repurchases of capital stock, prepayments, redemptions and repurchases of debt, loans and investments, capital expenditures, mergers, consolidations, acquisitions, asset dispositions and sale/leaseback transactions, and transactions with affiliates.
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     In addition, the Credit Facilities require the Company and its subsidiaries to comply with various affirmative covenants customary for financings of this type (subject to negotiated exceptions). The Credit Agreement contains various events of default, including but not limited to payment defaults, breaches of representations and warranties, noncompliance with covenants, failure of any guaranty or security document supporting the Company’s Credit Facilities from being in full force and effect, “going concern” qualifications or exceptions to annual financials, bankruptcy related events of default, and change of control.
     On March 1, 2006, the Company issued $30,000,000 in aggregate principal amount of floating rate senior notes (the “Dollar Notes”), and Schulman Germany issued €50,335,570 in aggregate principal amount of 4.485% senior notes (the “Euro Notes” and, collectively with the Dollar Notes, the “Notes”). The net proceeds from the issuance of the Notes are intended to be used to finance the Self-Tender Offer, to provide working capital and for general corporate purposes. The Dollar Notes mature on March 1, 2013, but may be prepaid at any time, in whole or in part, after March 1, 2008 at 100% of the principal amount thereof plus accrued but unpaid interest. The Company is not required to prepay the Dollar Notes. The Euro Notes mature on March 1, 2016, but may be prepaid at any time, in whole or in part, at 100% of the principal amount thereof plus accrued but unpaid interest and a make-whole premium. Beginning on March 1, 2012, Schulman Germany must annually prepay €2,516,778 of the principal amount of the Euro Notes at 100% of the principal amount thereof.
     The Dollar Notes are jointly and severally guaranteed by the Guarantors. The Euro Notes are jointly and severally guaranteed by the Company and the Guarantors. Additionally, obligations under the Notes are secured by a pledge of 65% of the capital stock of each existing and future foreign subsidiary owned directly by the Company or any Guarantor.
     The Dollar Notes bear interest at a floating rate equal to LIBOR plus 80 basis points per annum, which rate is reset quarterly. The Euro Notes bear interest at a fixed rate of 4.485% per annum.
     The purchase agreement governing the Notes contains certain covenants that, among other things, restrict the Company’s ability to incur indebtedness and grant liens other than certain types of permitted indebtedness and permitted liens. The purchase agreement requires the Company and its subsidiaries to comply with various negative covenants that may restrict their activities (subject to negotiated exceptions), including, but not limited to, limitations on liens and other encumbrances, the incurrence of debt, mergers, consolidations, asset dispositions and transactions with affiliates.
     In addition, the purchase agreement requires the Company and its subsidiaries to comply with various affirmative covenants customary for financings of this type (subject to negotiated exceptions). The purchase agreement contains various events of default, including but not limited to payment defaults, breaches of representations and warranties, noncompliance with covenants, failure of any guaranty or security document supporting the Notes from being in full force and effect and bankruptcy related events of default.
     The foregoing summary of the Notes and the purchase agreement is qualified in its entirety by reference to the full text of the purchase agreement, which is attached as Exhibit 99.2 hereto and is incorporated by reference herein.
     This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of the Company’s common stock described in this Form 8-K has not commenced. At the time the offer is commenced, the Company will file a tender offer statement with the Securities and Exchange Commission (“SEC”). The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to the Company’s security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s web site, www.sec.gov.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

Exhibit Number	Description

99.1	Credit Agreement, dated as of February 28, 2006, among A. Schulman, Inc., A. Schulman Europe GmbH, A. Schulman Plastics, S.A., and A. Schulman International Services NV, with JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Europe Limited, as European agent, J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger and the lenders party to the Credit Agreement.

99.2	Note Purchase Agreement, dated as of March 1, 2006, by and between A. Schulman Europe GmbH, A. Schulman, Inc. and the Purchasers and Guarantors named therein.
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ Robert A. Stefanko
Robert A. Stefanko
Executive Vice President — Finance and Administration

Date: March 1, 2006
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